                                                                    Exhibit 10.7

                                REFERENCED DATA

         Any reference in this lease to the following subjects shall incorporate therein the data stated for the subject(s) in this Section:

DATE OF LEASE                                April 18, 1995

LANDLORD:                                    Daniel S. Catalfumo, as Trustee
                                             under F.S. 689.071

LANDLORD'S ADDRESS:                          1540 Latham Road, WPB, FL 33409

TENANT:                                      The Wackenhut Corporation

TENANT'S ADDRESS:                            1500 San Remo Avenue
                                             Coral Gables, FL 33416-3036

DEMISED PREMISES:                            Ninety Thousand Five Hundred
                                             (90,500) square feet on the second
                                             through fourth (2nd - 4th) floors
                                             and a portion of the first floor of
                                             the Building. For all purposes
                                             hereof the Building shall be deemed
                                             to contain Ninety-four Thousand
                                             Nine Hundred Fifty-six (94,956)
                                             square feet (the "Building Area").

LEASE TERM:                                  Fifteen (15) Years.

ESTIMATED DATE OF SUBSTANTIAL
  COMPLETION:                                January 16, 1996

RENTAL COMMENCEMENT DATE:                    February 15, 1996

EXPIRATION DATE OF LEASE
  TERM:                                      February 28, 2001

ANNUAL RENTAL:                               One Million Seven Hundred
                                             Sixty-Four Thousand Seven Hundred
                                             Fifty Dollars and 00/100
                                             ($1,764,750.00) calculated at the
                                             rate of $19.50 per square foot.

TENANT'S PROPORTIONATE SHARE:                94.98%

PERMITTED USES:                              General Business and Office Use

SECURITY DEPOSIT:                            N/A

OPTIONS TO RENEW:                            Three (3) Five (5) year options



WITNESSES:                                   LANDLORD:


-------------------------------              --------------------------------
                                             DANIEL S. CATALFUMO, as Trustee
-------------------------------              under F.S. 689.071



                                             TENANT:


-------------------------------              THE WACKENHUT CORPORATION


                                             By:
                                                 -----------------------------
                                                 Senior Vice-President

                                  OFFICE LEASE

         THIS LEASE made and entered into as of the 18th day of April, 1995 by and between DANIEL S. CATALFUMO, AS TRUSTEE UNDER F.S. 689.071, (hereinafter referred to as "Landlord") and THE WACKENHUT CORPORATION (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

1. DEMISED PREMISES.

         A. Landlord is or will become the owner of a 7.7 acre tract of land (the "Land") situated adjacent to I-95 at the corner of RCA Boulevard and Northcorp Parkway, in Palm Beach Gardens, Florida, more particularly described in Exhibit "A" attached hereto. Landlord shall construct upon said Land a four
(4) story building to be known as "The Wackenhut Center" (hereinafter referred to as the "Building"), together with two (2) other office buildings (the "Adjacent Buildings") surrounding parking areas and driveways (collectively called the "Parking Facilities") and curbs and sidewalks all as located on the Site Plan attached hereto as Exhibit "B". The Land, along with the Building, Adjacent Buildings, Parking Facilities and all other improvements presently or hereafter located upon the Land, are hereinafter collectively referred to as the "Property". Landlord agrees that the aggregate square footage of the Building and Adjacent Buildings shall not exceed One Hundred Twenty-Five (125,000) square feet subject to the expansion provision contained in Paragraph 47.

         B. Landlord, for the term and subject to the provisions and conditions hereof, shall lease to Tenant, and Tenant shall accept from Landlord, certain space more particularly described by the cross-hatched area on the floor plans annexed hereto as Exhibit "C", which for all purposes hereof shall be deemed to contain Ninety Thousand Five Hundred (90,500) square feet consisting of all of the second through fourth (2nd - 4th) floors and a portion of the first floor of the Building, (the "Demised Premises"), together with an exclusive license for the duration of the term of the Lease to use the parking spaces (the "Parking Spaces") described in the Parking Space Schedule attached hereto as Exhibit "D", for parking of the passenger vehicles and service vans of Tenant and Tenant's invitees and employees and for no other purpose. Upon the Leasehold Improvements Completion Date as hereinafter defined, Landlord and Tenant shall promptly execute a revision to the Referenced Data containing the actual square footage (which square footage of the Demised Premises shall be the Building Area less 1,500 square feet for which Tenant shall not be obligated to pay Rent and less the portion of the Building not leased by Tenant pursuant to its Expansion and Contraction Rights as defined below, which calculation shall be subject to the reasonable verification of Tenant's architect) the actual Rent to be paid hereunder and the actual Tenant Improvement Allowance (as hereafter defined). The revised Referenced Data shall be incorporated into this Lease automatically upon execution by the Parties. Tenant shall have the right to increase the square footage of the Demised Premises by any amount up to the entire Building Area, or decrease the square footage of the Demised Premises on the first floor of the south portion of the Building by any amount up to 8,677 square feet (the "Expansion and Contraction Rights"). Tenant shall be entitled to exercise its Expansion and Contraction Rights up until such time as Tenant has provided Landlord with its Preliminary Interior Plans (as defined in Paragraph 3.A.) pursuant to Paragraph 3.A. If Tenant elects to change the square footage of the Demised Premises, then in such event, the Annual Rent, Tenant's Proportionate Share, the amount of the Tenant Improvement Allowance (as hereafter defined), and the actual square footage of the Demised Premises shall be modified upon the Leasehold Improvements Completion Date. Any space in the Building which is not leased by Tenant ("Remaining

Space") shall be on the first floor of the south portion of the Building in a reasonably leasable configuration. Tenant agrees that landlord may access any such Remaining Space through Tenant's lobby at no expense to Landlord, or its other tenants, except for the cost of any hallway required to be constructed by Landlord to access the Remaining Space. Tenant shall have the right to approve the location, size and appearance of any such hallway, which approval shall not be unreasonably withheld. No portion of any hallway required to access the Remaining Space shall be included in the Demised Premises. If the area of the Remaining Space is more than 3,500 square feet, then the area of the lobby for which Tenant is paying Rent shall be reduced in proportion to the relative square footages of the Remaining Space and the Demised Premises to account for the shared use of the lobby. For example, if the area of the Remaining Space is 4,000 square feet, the area of the Demised Premises is 90,956 square feet, the Building Area is 94,956 square feet and the area of the lobby is 1,728 square feet, then the portion of the lobby for which Tenant shall not pay Rent will be
72.79 square feet (4,000/94,956 x 1,728 = 72.79).

         C. The Demised Premises shall be used for general business and office purposes, including, but not limited to conference and computer facilities, employee kitchen and lounge facilities, and any other legally permitted uses under applicable laws, regulations and restrictions recorded among the Public Records of Palm Beach County as of the date hereof, or as hereafter consented to or created by Tenant and for no other purposes.

         D. The use and occupation by Tenant of the Demised Premises shall include the non-exclusive use (except for the exclusive parking spaces assigned to Tenant pursuant to the Parking Space schedule), in common with other tenants of the Building of the common facilities, employees' parking areas, service roads, loading facilities, sidewalks and customer car parking areas (collectively the "Common Areas") as such Common Areas now exist or as such Common Areas may hereafter be constructed, and other facilities as may be designated from time to time by Landlord, subject however to the terms and conditions of this agreement and to the Rules and Regulations (as hereafter defined) for the use thereof as prescribed from time to time by Landlord.

2. TERM.

         A. This Lease shall be effective upon execution by Landlord and Tenant and the term of this Lease shall commence on the Rental Commencement Date and end at 12:00 midnight on the last day of the month in which the fifteenth (15th) anniversary of the Rental Commencement Date occurs, unless sooner terminated as herein provided. The "Rental Commencement Date", shall be February 15, 1996, provided that Landlord has "delivered" the Demised Premises over to Tenant for the installation of Tenant's furniture and systems on or before January 16, 1996 (the "Leasehold Improvements Completion Date"). For the purposes of this Paragraph 2, the term "delivered" or "delivery of the Demised Premises", shall mean that possession of the Demised Premises has been turned over to Tenant ready for the installation of Tenant's furniture and systems with (1) at least one elevator servicing the Demised Premises available for use by Tenant; (2) reasonable access and reasonable facilities necessary for the conduct of Tenant's business in the Demised Premises, including, corridors, elevators, stairways, toilets, heating, ventilating, air conditioning, water, plumbing, public area lighting and electrical power facilities, all properly installed in accordance with all applicable building codes and in good working order; (3) all facilities serving the Building and passing through the Demised Premises shall have been completed; (4) the exterior of the Building shall be substantially completed and enclosed, including all windows with the remaining work to be done in the Building to be of such a nature so as to not materially interfere with Tenant's installation of its furniture and systems, and, upon completion thereof, its normal use and occupancy of the Demised Premises for the conduct of its business. Landlord and Tenant acknowledge that, subject to Landlord meeting the foregoing conditions with respect to delivery of the Demised Premises, Landlord may be working on completing the Demises Premises, Building and Parking Facilities between January 16, 1996 and February 15, 1996, provided that by February 15, 1996, in addition to all of the foregoing conditions with respect to delivery of the Demised Premises, Landlord shall have obtained all required governmental approvals and inspections which are necessary, when taken together with the work to be performed by Tenant, to allow Tenant to lawfully occupy the Demised Premises and Landlord shall have complied with all legal requirements which are necessary for Tenant to use the Demised Premises for the conduct of its business (provided Tenant applies for and obtains its occupational licenses from the appropriate authorities) The determination as to whether or not the Demised Premises have been "delivered" as defined above shall be made jointly by Tenant's architect and the architect of record who prepared and sealed the Interior Plans and Specifications after consultation and a joint inspection of the Building using their reasonable judgment. If Landlord delivers the Demised Premises to Tenant for the installation of Tenant's furniture and systems after January 16, 1996, or if Landlord fails to complete before February 15, 1996, any work being performed after January 15, 1996, as described above the Rental commencement Date shall be that day which is thirty (30) days after landlord has delivered the Demised Premises to Tenant ready for the installation of Tenant's furniture and systems or completed any of Landlord's remaining work as applicable. If Tenant occupies any portion of the Demised Premises for purposes of conducting its business prior to the date which would otherwise be calculated to be the Rental Commencement Date pursuant to this paragraph, Tenant shall immediately commence paying Rent on the portion of the Demised Premises so occupied. If Catalfumo Construction, Inc. performs the Leasehold Improvements and Landlord fails to deliver the Building and Demised Premises in the condition required above by January 16, 1996, Landlord shall provide Tenant with two (2) days of Rent abatement for every day of delay, said Rent abatement to commence on the Rental Commencement Date.

         B. If Tenant elects to have a contractor other than Catalfumo Construction, Inc. construct the Leasehold Improvements, Rent shall be payable commencing on February 15, 1996, regardless of whether or not the Leasehold Improvements are completed or whether or not Tenant has occupied the Demised Premises, provided that Landlord has turned over the first and second floors of the Building to Tenant ready for the Tenant's selected contractor to immediately commence construction of Tenant's Leasehold Improvements on or before October 15, 1995 and the balance of the Demised Premises by November 15, 1995 (respectively, the "Core Building Completion Dates"). If Tenant elects to have a contractor other than Catalfumo Construction, Inc. construct the Leasehold Improvements and Landlord fails to deliver the Completed Core Building (as hereinafter defined) to Tenant ready for Tenant's selected contractor to commence work by November 15, 1995, the Rental Commencement Date shall be that date which is ninety (90) days after Landlord has delivered the Completed Core Building and Tenant shall be provided with two (2) days of Rent abatement for every day of delay with said abatement to commence on the Rental Commencement Date. The term "Completed Core Building" shall mean that Landlord has completed the core and shell and the remainder of the Building to the extent necessary such that Tenant can, based upon reasonable joint determination of Landlord's and Tenant's architects, arrived at after consultation and a joint inspection of the Building, commence and carry on the Leasehold Improvements (as defined in Paragraph 3.A.), using all necessary trades, including non-union laborers and contractors; provided, however, that in no event shall the Core Building Completion Date be deemed to have occurred until: (1) temporary power is available to each floor; (2) the portion of the Demised Premises to be turned over is water tight; (3) Tenant and its agents have safe access to the applicable portion of the Demised Premises for themselves, their employees and invitees and, given consideration to ongoing construction activities, such access is reasonably clear, convenient and sufficient to permit Tenant to commence and carry on the work on the Leasehold Improvements in accordance with good construction practices. within 11 days of the Core Building Completion Date, Tenant shall walk through the Building and prepare a "punch list" of items which are incomplete or do not comply with the Building Plans and Specifications.

         C. In no event shall Rent commence to be due unless there is available to the Demised Premises: (1) required utility services, (2) elevator service servicing the Demised Premises and (3) the completion of the parking spaces serving the Demised Premises.

         D. Anything in Paragraph 2.A. and B. to the contrary notwithstanding, if Landlord fails to perform by the core Building or Leasehold Improvements Completion Dates as applicable and such failure was in fact caused by any of the following, Rent shall commence as if the delay had not occurred and the deadline dates for the delivery of the Completed Core Building or Leasehold Improvements, as applicable shall be extended by the number of days of delay, provided Landlord shall have given Tenant prompt written notice of any delays which may be caused by Tenant as provided in Paragraph 3.A.:

                  (1) material changes in the work to be performed by Landlord in readying the Demised Premises for Tenant's occupancy, which are requested by Tenant after approval of the Interior Plans and Specifications for the Leasehold Improvements (as those terms are defined in Paragraph 3 hereof); or

                  (2) any failure by Tenant, to furnish any required plan, information (including, without limitation, any material, furnishings, equipment, color or other selection) approval or consent within the required period of time; or

                  (3) the performance or non-performance of any work or activity in the Demised Premises by Tenant or any of its employees, agents or contractors.

         E. If Landlord has not delivered the Demised Premises to Tenant by April 15, 1996, if Catalfumo Construction, Inc. is performing the Leasehold Improvements, or if Catalfumo Construction, Inc. is not performing the Leasehold Improvements and Landlord has not delivered the Completed Core Building to Tenant ready for Tenant's selected contractor to commence the Leasehold Improvements as described in Paragraph 2. by February 15, 1996, then, and only then, Tenant shall be entitled to terminate this Lease by providing written notice of its election within fifteen (15) days thereafter, failing which, Tenant shall be deemed to have elected not to terminate this Lease, provided however, any election by Tenant not to terminate this Lease pursuant to this Paragraph 2.E., shall not be deemed a waiver or modification of Tenant's right to receive the Rent Abatement provided above or any other right or remedy available to Tenant by reason of such failure by Landlord.

         F. Upon delivery of the Demised Premises to Tenant for the installation of Tenant's furniture and systems it shall be presumed that all work theretofore performed by or on behalf of Landlord was satisfactorily performed in accordance with and meeting the requirements of this Lease, excepting any items covered by Landlord's construction warranty, punch list items or latent defects in work performed by Catalfumo Construction, Inc. Tenant shall provide Landlord with a "Punch List" of items, which are incomplete or do not comply with the Interior Plans and Specifications (as hereinafter defined) as soon as practicable after Tenant takes possession of the Demised Premises, but in any event, prior to sixty (60) days from the date of possession.

         G. When the Rental Commencement Date has been established, if the Rental Commencement Date is different from that presently set forth in the Referenced Data, Landlord and Tenant shall execute a revision to the Referenced Data setting forth the actual Rental Commencement Date and the actual Expiration Date.

         H. Landlord shall obtain a building permit from the City of Palm Beach Gardens for the construction of the Building by April 30, 1995. on or before July 15, 1995, Landlord will send Tenant a notice confirming that the Core Building Completion Dates are October 15, 1995, for the first two floors and November 15, 1995 for the remainder of the Building, or specifying that the Core Building Completion Dates will be delayed beyond such dates. In the latter event, Landlord will notify Tenant at least sixty (60) days prior to the new dates anticipated as the Core Building Completion Date. In the event Landlord fails to send the required notice on or before July 15, 1995, then Landlord shall be deemed to have confirmed the Core Building Completion Dates set forth herein. Landlord agrees to update previous notices to Tenant as changing circumstances may require. These notices shall be given to facilitate Tenant's scheduling only and Landlord shall have no liability for the failure to give said notices or for the inaccuracy of said notices beyond the specific rights and remedies set forth in this Paragraph 2. From and after the date hereof until the second of the Core Building Completion Dates (at which time Tenant shall have complete access to the Demised Premises), Tenant and its agents shall be permitted to inspect the progress of Landlord's work on the Building at reasonable times on reasonable notice to Landlord's designee (until further notice Landlord's designee shall be Daniel S. Catalfumo). Any such inspection shall be made at Tenant's sole risk and expense. Upon request of Tenant, Landlord shall provide Tenant with oral reports on the progress of Landlord's work and copies of Landlord's construction schedule and the updates thereof.

         I. For purposes of Tenant's entitlement to the Rent abatement in the event the Completed Core Building or the Demised Premises (as applicable) are not delivered on the dates specified in Sub-Paragraphs 2(A) and 2(B) above, Landlord hereby waives any right to assert Force Majeure (pursuant to Paragraph
37), impossibility of performance or any other similar basis, in law or equity, to relieve Landlord of its obligation to grant Tenant the Rent abatement as aforesaid.

3. CONSTRUCTION OF BUILDING AND LEASEHOLD IMPROVEMENTS.

         A. Upon execution of the Lease, Landlord shall construct the Building in accordance with architectural and engineering drawings and specifications (the "Building Plans and Specifications") prepared by Landlord's architect and attached hereto as Exhibit "E". No material alterations or substitutions of materials from the Buildings Plans and Specifications shall be made by Landlord without the prior written consent of Tenant which shall not be unreasonably withheld or delayed. In addition, Landlord has provided Tenant with copies of the elevations and Site Plan for the Adjacent Buildings, prepared by Oliver-Glidden & Partners dated March 14, 1995, which have been reviewed and approved by Tenant. If Tenant requests any changes to the Building Plans and Specifications or the Site Plan for the Property which require Landlord to seek amendments or reapproval by the City of Palm Beach Gardens, or would delay the development of the Property or construction of the Building and Demised Premises, Landlord shall be granted a day for day extension of the dates to deliver the Demised Premises or the Completed Core Building as applicable as set forth in paragraph 2 above. Upon receipt of a request from Tenant for any such changes causing a delay, Landlord shall provide Tenant with a written notice of the delay which will be caused by the change and Tenant shall then elect within three (3) business days whether or not to proceed with the change. If Tenant requests any change which would cause an increase in the cost of construction of the Building or development of the Property, Tenant shall be required to pay the actual cost of said change without mark-up for profit (but with a mark-up for overhead) upon receipt of Landlord's invoice therefor. Landlord shall provide Tenant with written notice of the increase in cost and Tenant shall have three (3) business days to elect whether or not to proceed with the change. Tenant shall have a space plan, interior design plan, finish schedules and architectural sketches (the "Preliminary Interior Plans") of the proposed Leasehold Improvements to the demised premises prepared and submitted to landlord on or before July 1, 1995, said preliminary interior plans to include the items set forth on exhibit "F", be complete and ready for Landlord's, architect and engineer to prepare the Interior Plans and Specifications (as defined below). Landlord shall provide Tenant with an allowance of $.83 per square foot of the Demised Premises to be used by Tenant to defray a portion of the costs for preparation of the Preliminary Interior Plans. This allowance shall be payable to Tenant as and when Tenant incurs architectural and engineering costs in the preparation of the Preliminary Interior Plans. Within forty-five (45) days of receipt of the Preliminary Interior Plans, Landlord shall have permit sets of working architectural and engineering drawings in sufficient detail for processing permits and bidding purposes prepared in accordance with the Preliminary Interior Plans (the "Interior Plans and Specifications"). The Interior Plans and Specifications shall be subject to Tenant's architect's reasonable review and approval. Tenant's architect shall review and approve or disapprove the Interior Plans and Specifications within Ten (10) days of receipt of same from Landlord and any revisions to the Interior Plans and Specifications within three (3) days of receipt of same from Landlord. The improvements to be made to the Demised Premises pursuant to the Interior Plans and Specifications shall be referred to herein as the "Leasehold Improvements." Upon completion of the Interior Plans and Specifications, Landlord and Tenant shall mutually select three (3) general contractors, including Catalfumo Construction, Inc., to bid on the construction of the Leasehold Improvements. Tenant shall have the right to select the general contractor to complete the construction of the Leasehold Improvements. If Tenant selects Catalfumo Construction, Inc., Tenant shall notify Landlord within thirty
(30) days of receipt of the Interior Plans and Specifications. If Tenant selects a contractor other than Catalfumo Construction, Inc., Landlord will provide, at no additional cost to Tenant, all reasonable building services during construction of the Leasehold Improvements on an as available basis, including use of elevators, delivery docks and parking to aid in the construction of the Leasehold Improvements. Landlord shall not charge any administration or management fees with respect to the construction of the Leasehold Improvements. if Landlord has previously purchased and stored building materials to be used for the Leasehold Improvements, which are in excess of Landlord's requirements for construction of the Building, Tenant shall be permitted to purchase said materials at Landlord's original out-of-pocket cost with no additional mark-up by Landlord or Landlord's contractor for profit, overhead or supervision with respect to said excess building materials.

         B. Landlord shall provide Tenant with an improvement allowance (the "Improvement Allowance"), which shall be applied first to the cost of obtaining required permits for, and completing the construction of, the Leasehold Improvements, with any remaining portions of the Improvement Allowance to be applied to Tenant's costs of relocation into the Demised Premises, including, but not limited to, telephone and computer cabling, furniture, security systems, moving costs, or any other costs and expenses as Tenant may elect. The Improvement Allowance shall be in an amount equal to Thirty-Five and 58/100 Dollars ($35.58) multiplied times the square footage (as determined in accordance with Paragraph 1.B.) shown in the Interior Plans and Specifications approved by Tenant and Landlord. Landlord shall disburse the Improvement Allowance toward the Leasehold Improvements in accordance with the following conditions: (i) prior to commencement of any work, Landlord and Tenant shall have approved the Interior Plans and Specificiations for such work as provided in Paragraph 3.A. above; (ii) the

Interior Plans. and Specifications shall meet all requirements of Palm Beach County, Florida and other local governmental authorities having jurisdiction over the work; (iii) disbursements shall be made at least once in each month by Landlord in an amount which, when added to all previous amounts paid hereunder, shall not exceed 90% of the cost of the work performed with respect to "hard" costs (95% once not less than 50% of a particular contract has been completed and 100% once all of the work under a particular contract has been completed, provided Landlord's construction lender approves this disbursement procedure) and 100% of the cost of the work performed with respect to all other costs and materials purchased no later than the 10th day of the month, provided Landlord shall have received on or before the 20th day of the preceding month an AIA Form G702/3 from Tenant's architect (subject to verification of same by Landlord and Landlord's construction lender), containing a certification of (a) the stage of completion, (b) the estimated cost of completion, (c) the cost of the work and materials incorporated in the Demised Premises to date, and (d) an estimate of the cost of all remaining work and materials and of the performance of the work in accordance with the Interior Plans and Specifications for the Leasehold Improvements. In the event the above certification is received after the 20th day of the month, the disbursement with respect thereto shall be made concurrently with Landlord's next draw request to its lender but in any event, on or before the 30th day of the following month; (iv) each request for disbursement shall be accompanied by waivers of lien with respect to work on the Building paid for out of prior disbursements signed by, as appropriate, all architects, engineers, contractors, mechanics and designers to be paid out of the proceeds thereof, or with respect to which a reimbursement of payment is being submitted, provided that if any such waiver(s) cannot be obtained, Landlord and Landlord's construction lender will accept Tenant's indemnification with respect thereto; and to the extent that the Improvement Allowance is not exhausted upon completion of the work in accordance with the Interior Plans and Specifications, Landlord shall, at Tenant's request, disburse the balance of the Improvement Allowance to Tenant, and Tenant shall not thereafter be required to account to Landlord for the balance of the Improvement Allowance so disbursed to Tenant. Tenant shall be responsible for the cost of the Leasehold Improvements and Tenant's costs of relocation, to the extent that they exceed the Thirty-Five Dollars ($35.00) per square foot Improvement Allowance.

         C. Intentionally Omitted.

4. RENT.

         A. Tenant shall pay as minimum rent for the Demised Premises the sum of one Million Seven Hundred Sixty-Four Thousand Seven Hundred Fifty and 00/100 ($1,764,750.00) annually which is Nineteen and 50/100 Dollars ($19.50) per square foot of area as determined in accordance with Paragraph l.B. (the "Annual Rental"). Such Annual Rental shall be payable during the term hereof, in advance, in equal monthly installments, together with all sales, use or other Taxes based thereon (including, but not limited to the tax imposed by Florida Statutes 212.031), and any other state, federal or other governmental or quasi governmental tax, service tax, license fee or other imposition levied on the Rents received by Landlord, all of which shall collectively be referred to hereafter as "Sales Tax". The first monthly installment of Annual Rental shall be payable on the Rental Commencement Date and payment of monthly installments of Annual Rental shall continue to be payable on the first (1st) day of each successive month thereafter during the Term hereof. The monthly installments shall be One Hundred Forty-seven Thousand Sixty-two and 50/100 ($147,062.50) plus Sales Tax.

         B. In addition to the Annual Rental, Tenant shall, upon written notice from Landlord in accordance with Paragraph 5, pay any sums required to be paid by Tenant for any calendar year pursuant to Paragraph 5 together with applicable Sales Tax on all of the above and all other sums which are due to landlord under the terms of this Lease (all such sums being hereinafter collectively referred to as "Additional Rent"). The Annual Rental and

Additional Rent are hereinafter sometimes collectively referred to as "Rent".

         C. If the Rental Commencement Date occurs on a day other than the first (1st) day of the month, Rent from the Rental Commencement Date until the first (1st) day of the following month shall be prorated (calculated on the basis of a thirty (30) day month) and shall be payable upon the Rental Commencement Date.

         D. All sums payable by Tenant under this Lease, whether or not stated to be Annual Rental or Additional Rent, shall be collectible by Landlord as Rent, and in the event of a default in payment thereof, Landlord shall have the same rights and remedies as for a failure to pay Annual Rental (without prejudice to any other right or remedy available therefor).

         E. If Landlord, at any time or times, shall accept said Rent after same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord's rights hereunder.

         F. All Rent and other sums due to Landlord hereunder shall be payable without demand, deduction, set-off, or counterclaim (except for any right of set-off which may be expressly set forth in this Lease) at the office address of Landlord first above given, or at such other address as Landlord may designate, from time to time, by written notice to Tenant.

5. TENANT'S RESPONSIBILITY FOR OPERATING EXPENSES

         A. For and with respect to each calendar year (and any portion thereof) during the term of this Lease (and any renewals or extensions thereof), after calendar year 1996, Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Proportionate Share of the amount by which the amounts paid by Landlord for Taxes (as defined below), electric and insurance exceed $1.35, $1.50 and $.15 per square foot respectively (the "Excess Operating Expenses"). If at any time during the term of this Lease the amounts paid by Landlord for Taxes, electric or insurance for any calendar year are less than the base amounts set forth in the preceding sentence, then the Rent shall be reduced by the amount by which the actual cost for said expense item is less than the applicable base figure. In addition, Tenant shall not be required to pay any Excess Operating Expenses for Taxes which is are a direct result of a sale or transfer of Landlord's interest in the Building or Property, or the placement of a mortgage on the Building in excess of the then current market value of the Building. In such event, the base amount for Taxes set forth in this paragraph shall be increased by the amount of the increase in the Taxes caused by the sale, transfer or mortgage. Tenant's Proportionate Share of such Excess Operating Expenses shall be paid in accordance with the following procedure:

         Within 120 days after the end of each calendar year, Landlord shall furnish to Tenant a written statement (the "Expense Statement") setting forth the amount, if any, due from Tenant as a result of Excess Operating Expenses in the amounts paid by Landlord for Taxes, electric and insurance calculated pursuant to this Paragraph. Tenant's Proportionate Share of any such Excess Operating Expenses shall be paid by Tenant with thirty (30) days of receipt of the Expense Statement. For the purposes of this Paragraph, the term "Taxes" shall be defined as all real estate taxes and assessments, ad valorem or otherwise, transit Taxes, and any other federal, state, city, county or other local governmental or quasi-governmental charges or charges by any school, drainage, waste management, or other special improvement or service district, or other public entity granted the power to assess the Property whether directly on the ad valorem tax bill or otherwise, (but not including income taxes or any other Taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes or limited solely to income from real property), general or special, ordinary or extraordinary, foreseen or unforeseen, which may now or hereafter be levied, assessed or imposed upon the Property or with respect to the ownership thereof, excluding the Taxes assessed against the Adjacent Buildings and excluding a prorated portion of the Taxes assessed against the land which shall be determined by multiplying the total Taxes assessed against the Land by a fraction, the numerator of which shall be the number of gross square feet contained in the Adjacent Buildings only and the denominator of which shall be the number of gross square feet contained in all of the buildings located on the Land or if the Adjacent Buildings are not constructed, then the denominator shall be one hundred twenty-five thousand (125,000) square feet plus the area of any square footage, if any, contained in the Proposed Building Expansion as defined in Paragraph 47. Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances in proportion to the extent used in connection with the Building for the operation thereof. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied, assessed or imposed in substitution, in whole or in part, for (or in lieu of) any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein, Taxes shall also include all of Landlord's expenses, including, but not limited to, attorney's fees incurred by Landlord in any effort to minimize Taxes; provided, however, that Landlord shall have no obligation to undertake any contest, appeal or other procedure to minimize Taxes. Taxes shall be calculated taking advantage, of the maximum possible discount. Tenant shall have the right (but not the obligation) to contest the amount or validity of the Taxes which the Tenant is required to pay hereunder, and for that purpose, the Tenant shall have the right to file in the name of the Landlord all such protests or petitions and to institute and prosecute such proceedings as the Tenant may deem necessary for the purpose of such contest. Except as hereinafter provided, in the event a refund of Taxes previously paid is obtained as a result of such contest by Tenant, Tenant shall pay the cost of prosecuting such contest. If payment of some or all of the Taxes is necessary in order to avoid penalties or interest accruing thereon, Tenant shall pay its proportionate share of such Taxes, and Landlord shall pay the balance thereof prior to such protest or proceeding. Any refund of any Taxes relating to periods during the Term of the Lease shall be applied first to reimburse or pay actual expenses incurred in connection with the tax contest or appeal and next to Landlord and Tenant in proportion to the amount of Taxes each has previously paid for the tax periods on which the refund is based. Tenant shall be entitled to audit the items included in the Additional Rent for a period of two (2) years after the end of each calendar year. Landlord shall maintain and make available to Tenant upon reasonable notice, the supporting information used to calculate the Additional Rent. Landlord shall either credit any overpayments discovered by Tenant's audit to the next payments of Rent coming due under the Lease, or if no further payments of Rent are due under the Lease, Landlord shall promptly repay the overpayment to Tenant. Notwithstanding anything to the contrary contained hereinabove, Taxes shall not include any maintenance fees or regular or special assessments imposed by the RCA Boulevard Drainage Association, Inc. or otherwise pursuant to that certain Declaration of Protective Covenants, Restrictions, Reservations and Servitude recorded in ORB 7105 at Page 1765 of the Public Records of Palm Beach County as the same may be hereafter amended.

6. SECURITY DEPOSIT. Intentionally Omitted.

7. TENANT'S COVENANTS. Tenant agrees, on behalf of itself, its employees and agents, that it shall:

         A. Comply at all times with any and all Federal, state, and local statutes, regulations, ordinances and other requirements of any applicable public authorities relating to its use and occupancy of the Demised Premises and as provided in Paragraph 52 hereof.

         B. Provide Landlord access to the Demised Premises at all reasonable times during normal business hours, without charge or diminution of rent, to enable Landlord: (1) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder to the Demised Premises or any other portion of the Property or any part thereof; and (2) upon reasonable notice, to show the Demised Premises to any prospective mortgagees and purchasers, and, during the twelve (12) months prior to expiration of the term of this Lease or any renewal term, to prospective tenants. Landlord shall give Tenant reasonable prior notice of its need for access to the Demised Premises, except in cases of emergency, and shall be accompanied at all times by Tenant's representatives. Landlord shall use its best efforts to minimize any disruption of Tenant's operations. Notwithstanding anything to the contrary contained herein, Landlord shall not enter any of the Demised Premises in such a fashion that Landlord's entry would jeopardize Tenant's governmental security clearance status required to conduct its operations.

         C. Tenant shall commit no waste in or upon the Demised Premises.

         D. Upon the termination of this Lease for any reason whatsoever, remove Tenant's goods, trade fixtures and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and other insured casualty and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, upon five (5) days written notice from Landlord shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the reasonable cost thereof to be charged to Tenant.

         E. Not place signs on the Demised Premises except in accordance with sign criteria approved by Landlord and the City of Palm Beach Gardens, and in accordance with the provisions of Paragraph 42 of this Lease.

         F. Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises of the Building and/or the Property or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this Subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increased or extra premium).

         G. Not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord, which shall not be unreasonably withheld or delayed. No consent shall be required from Landlord for alterations, the aggregate cost of which do not exceed $10,000, provided that such alterations are not structural or do not result in material modifications to the Buildings main systems (i.e. HVAC, electrical or plumbing) as certified by Landlord's architect. All alterations and additions to the Demised Premises shall be performed in accordance with plans and specifications therefore submitted to Landlord whether or not Landlord's consent is required and approved by Landlord if Landlord's consent is required, in a good and workmanlike manner and in conformity with all building codes, laws, regulations, rules, ordinances and other requirements of all governmental or quasi-governmental authorities having jurisdiction.

         H. Notwithstanding anything to the contrary contained herein, on the termination of the Lease, Tenant shall not be required to restore the Demised Premises to their condition existing immediately prior to the making of the Leasehold Improvements, nor shall Tenant be required to restore the Demised Premises to their condition prior to the making of any future alterations and additions to the Demised Premises in accordance with the terms of the Lease, unless Landlord advises Tenant in writing of such required restoration at the time of Landlord's approval of the plans submitted in connection with such future alterations and additions. All counters, railings, movable partitions, lighting fixtures, special cabinet and other wood work, doors machines and equipment which are installed in the Demised Premises by or for the account of Tenant, and not paid for by Landlord, and which can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the Demised Premises (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant, and may be removed by it at any time during the term of this Lease. However, if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or the Building resulting from such removal. During the term of the Lease, Tenant may finance or refinance the purchase price of all or any part of its furnishings and equipment and in connection therewith may grant security interests in and liens upon such items, provided that no liens may be granted or placed upon Landlord's fee interest in the Building or Property. The Landlord agrees to execute and deliver such disclaimers of interest or waivers of lien as the Tenant or its respective lenders (including finance lessors), may reasonably request with respect to such furnishings and equipment in connection with such financing or refinancing.

         I. Not bring any flammable, explosive or dangerous material or article onto the Property in violation of any applicable law, regulation, ordinance or to the extent that a common law nuisance would result. Landlord acknowledges that Tenant shall be permitted to keep firearms in the Building.

         J. Intentionally Omitted.

         K. Not bring safes, heavy files, or other heavy into the Property in excess of the floor loads provided for in the Building Plans and Specifications. Tenant shall indemnify, defend and save Landlord harmless from any and all expenses and other damages, including attorney's fees, and costs, resulting from the use or installation by Tenant of heavy equipment in excess of the provided floor loads.

         L. Not use, create, store, or permit any toxic or hazardous material anywhere on the Property in violation of applicable laws and regulations. Tenant shall not dispose of any toxic or other hazardous waste through the plumbing system or drainage system of the Building or the Property, and Tenant shall not violate any requirement of any governmental agency, with respect to waste disposal. Tenant shall indemnify, defend and hold Landlord harmless from any and all expenses and other damages, including attorney's fees and costs incurred by Landlord, as a result of the storage, handling or disposal of any hazardous materials or waste by Tenant in violation of applicable laws and regulations, which indemnification shall survive the expiration or earlier termination of this Lease.

         M. Immediately and at its expense, Tenant shall repair and restore any and all damages caused to the Demised Premises or the Building due to Tenant's improvements, installations, alterations, additions or other work conducted by Tenant within the Demised Premises, and Tenant shall restore the Building to the condition existing prior to improvement, installations, alterations, additions or other work conducted by Tenant within the Demised Premises.

         N. Comply with the Rules and Regulations (as hereinafter defined) as initially set forth on Exhibit "G" which is attached hereto and incorporated herein, and comply with such other reasonable rules and regulations as Landlord may establish, and from time to time amend, for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

         O. Not install or operate in the Demised Premises any electrically operated equipment or other machinery, including computers, which would overload the Buildings electrical system capacities or any plumbing fixtures, which would exceed the Buildings plumbing system capacity, both as set forth in the building plans and specifications without first obtaining the prior written consent of Landlord. Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to the structural system, water system, plumbing system, heating system, air conditioning system or the electrical system servicing the Demised Premises or any other portion of the Building without the prior written consent of Landlord, and in the event such consent is granted, such replacements, changes or additions shall be paid for by Tenant.

8. SERVICES. Landlord agrees that, throughout the term of the Lease and any extensions, it shall maintain and manage the Building and Property in a first class manner consistent with other Class A office buildings in Palm Beach County. In that regard, Landlord shall:

         A. Provide self service passenger elevator service to all floors in the Building above the ground floor.

         B. Provide Tenant with access to the Demised Premises 24 hours per day, 7 days a week, 365 days per year, except in case of an emergency, which causes Landlord to limit access to Tenant.

         C. Provide janitorial service after normal business hours to the Demised Premises and Common Areas in the Building and Parking Facilities Monday through Friday, as are customarily provided in first class office buildings in Palm Beach County, Florida. Janitorial services are to be provided as detailed in Cleaning Specifications schedule attached as Exhibit "G".

         D. subject to the provisions of Paragraphs 12 and 15 hereof, maintain, operate, repair and replace as necessary, the Building's plumbing, electrical and HVAC systems, the elevators and public portions of the Building, both exterior and interior, structural and non-structural, foreseen and unforeseen, including, without limitation, the base Building structure and roof. Landlord shall make any repairs to the Demised Premises covered by its construction warranties or caused or resulting from carelessness, omission, neglect or improper conduct of Landlord, its servants, agents, contractors, employees, invitees or licensees or a breach of Landlord's obligations under this Lease. Landlord shall be responsible for all repairs to the core areas within the Demised Premises and for all repairs and replacements to the Building and the Building systems which are not specifically set forth as the obligation of Tenant. In the event that any repair is required by reason of the negligent or willful acts of Tenant or its agents, employees or invitees, or of any other person entering the Building with Tenant's consent, express or implied, Landlord may upon fifteen (15) days written notice to Tenant, make such repair and add the cost thereof to the first installment of Rent which will thereafter become due.

         E. Furnish the Demised Premises and Common Areas of the Property with electric service for lighting and normal office use in accordance with the Building Plans and Specifications. Furnish the Demised Premises and Common Areas with heating or air conditioning during such hours as may be determined by Tenant so that the average temperature in the Demised Premises is 72(degrees) F+/- 2(degrees).

         F. Maintain and repair, at its cost and expense, in good working order and condition, the Demised Premises, including the plumbing, electrical, HVAC and other systems within the Demised Premises, with the exception of such items which are damaged by Tenant's negligence or the negligence of Tenant's agents, employees contractors or invitees.

         G. Tenant acknowledges that Landlord does not warrant that any of the services referred to in this Paragraph 8 will be free from interruption from causes beyond the reasonable control of Landlord. If Landlord fails to provide any essential services or facilities for three (3) consecutive business days to the extent that all or a portion of the Demised Premises is rendered untenantable and Tenant cannot conduct its normal business in the Demised Premises or a portion thereof, then Rent shall be abated for the portion of the Demised Premises rendered untenantable retroactive to the first day that the service or facility was unavailable, provided that there shall be no abatement if the failure to provide service is as a result of an event of force majeure as defined in Paragraph 36. In such event, Tenant shall be entitled to expend any reasonable sums required to correct Landlord's failure and deduct the same from the next Rent coming due.

         H. Landlord shall manage and maintain the Building and Property in a first class fashion. If at any time during the term of the Lease, Tenant is dissatisfied with the management and/or maintenance of the Building and Property, and Tenant provides written notice of such dissatisfaction to Landlord, Landlord shall have fifteen (15) days to reasonably remedy the cause of Tenant's dissatisfaction. If Landlord fails to satisfy Tenant's reasonable concerns, Tenant shall so notify Landlord and Landlord shall be required to replace the management and/or service providers. Further, Tenant shall have the right at any time during the term of the Lease to contract separately to provide its own janitorial service. If Tenant elects this option, the applicable cost of the janitorial service for the Demised Premises, as then being paid by Landlord per the existing vendor contract or at the then prevailing market rate for similar janitorial services, whichever is greater, shall be deducted from the Rent being paid by Tenant.

         I. Provide tempered water and municipally provided cold water to the Demised Premises.

9. SUBLETTING AND ASSIGNING. Tenant shall not assign, mortgage or otherwise transfer or encumber this Lease or any portion of Tenant's interest herein, or sublet all or any portion of the Demised Premises without first obtaining Landlord's prior written consent thereto, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant, without Landlord's consent, shall be entitled to sublet the Demised Premises or assign in whole or in part, its rights under the Lease to any affiliate or subsidiary of Tenant or any parent of Tenant or any successor of Tenant resulting from a merger or consolidation of Tenant into any entity under the "Common Control" of Tenant. Should Tenant sublet or assign all or a portion of the Demised Premises for an amount greater than the Rent Tenant is paying, whether or not such assignee or subtenant is under the Common Control of Tenant, the excess shall be retained in full by Tenant. If Landlord consents to any assignment or subletting, such consent will not be deemed a consent to any further subletting or assignment. Duly attempted assignments, mortgages, subleases or other encumbrances of the Demised Premises in violation of this paragraph shall be null and void. If Landlord consents to any subletting or assignment, or if Landlord's consent is not required it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder, including, without limitation, the obligation to only use the Demised Premises for the uses permitted hereunder. In the event of any subletting or assignment of the Demised Premises, whether or not Landlord's consent is required, Tenant shall remain liable for all of the obligations of Tenant set forth herein. For the purposes of this paragraph, "Common Control" shall be defined as the percentage of shares, or the voting rights to said shares, which control the making of major corporate decisions.

10. IDEMNIFICATION. Tenant shall indemnify, defend and hold Landlord, its agents and employees, harmless from and against any and all liability, claims, suits, demands, judgments, costs, damages, fines, interest and expenses (including reasonable attorneys' fees and disbursements) incurred or suffered by Landlord, its agents and employees, by reason of any breach, violation or nonperformance by Tenant, or its agents, employees, licensees, invitees or contractors of any covenant or provision of this Lease, or by reason of any damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant or by reason of or arising out of the acts, omissions, negligence or improper conduct of Tenant, or its agents, employees, licensees, invitees or contractors in the preparation, alteration, use or occupancy of the Demised Premises. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all liability, claims, suits, demands, judgments, costs, damages, fines, interest and expenses (including reasonable attorneys' fees and disbursements) incurred or suffered by Tenant by reason of any breach, violation or non-performance by Landlord, or its agents, employees or contractors, of any covenant or provision of this Lease, or by reason of or arising out of the acts, omissions, negligence, or improper conduct of Landlord, or its agents, employees, licensees, invitees or contractors in the preparation, alteration, repair or maintenance of the Building; provided, however, that such indemnification by Landlord shall not be enforceable against any mortgagee in possession of the Building prior to a foreclosure or other proceeding or process, whereby any such mortgagee may obtain fee title to the Building. Where applicable, the indemnifying party shall have the right, at the indemnifying party's own cost and expense, to resist or defend such action or proceeding in the indemnified party's name, if necessary, and by such attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld or delayed.

11. INSURANCE

         A. Tenant, at its own cost and expense, shall obtain and maintain in full force and effect during the original term hereof, and any extensions or renewals, single limit public liability and property damage insurance in an amount at least equal to Five Million Dollars ($5,000,000.00) or such other amounts as Landlord's lender may reasonably require from time to time upon thirty (30) days prior written notice.

         B. Landlord shall at all times during the term of the Lease and extensions, maintain in effect a policy or policies of insurance covering the Building and Property and providing protection against all perils included within the classification "fire and extended coverage", business interruption/rent loss insurance for a period not to exceed eighteen (18) months and any other commercially reasonable coverages for similar buildings in the amounts as reasonably required by Landlord's lender. In any event, Landlord agrees to carry with companies reasonably acceptable to Tenant, during the Term hereof, all risk property insurance ("Landlord's Property Insurance") covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage insuring the improvements and betterments located in the Building, including the Demised Premises and all appurtenances thereto (excluding Tenant's Property) for the full replacement value thereof. If the Building is within a federally designated flood plain, Landlord shall also carry flood insurance in the maximum amount available, not to exceed the full insurable value of the Building, including the Demised Premises. During construction of the Building, Landlord shall carry, at its own expense, Builder's Risk Insurance in appropriate amounts. Landlord, upon request, shall furnish Tenant certificates of the insurance required of Landlord pursuant to this Paragraph. In addition, Landlord shall maintain on the Building and Property, public liability and property damage insurance in amounts equal to those required to be maintained by Tenant as set forth in Paragraph 11.A.

         C. Tenant agrees to carry all risk insurance covering Tenant's fixtures, furnishings, wall covering, carpeting, drapes, equipment and all other items of personal property of Tenant located on or within the Demised Premises in amounts as may be determined by Tenant ("Tenant's Property Insurance"). Landlord agrees it shall not have any right, title or interest in and to Tenant's Property Insurance or any proceeds therefrom.

                D. Except for Tenant's Property Insurance, all policies of insurance described above shall name Landlord and any mortgagee of Landlord as named insureds, and shall include an endorsement providing that the policies will not be cancelled or amended until after thirty (30) days, prior notice to Landlord. All such policies of insurance shall be issued by a financially responsible company or companies satisfactory to Landlord and authorized to issue such policy or policies, and licensed to do business in the State of Florida. Tenant shall deposit with Landlord duplicate originals of such insurance on or prior to the Rental Commencement Date, together with evidence of paid-up premiums, and shall deposit with Landlord renewals thereof at least fifteen (15) days prior to expiration of any such policies.

12. FIRE OR OTHER CASUALTY.

         12.01 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause (and if this Lease shall not have been terminated as in this Paragraph 12 hereinafter provided), Landlord shall promptly repair the damage and restore and rebuild the Building and the Demised Premises to substantially the same condition as existed prior to the fire or other casualty, at its expense (without limiting the rights of Landlord under any other provisions of this Lease), after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property.

         12.02 (a) if the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, then the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable or rendered inaccessible for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. In the event that so much of the Demised Premises shall be damaged, destroyed or rendered inaccessible that Tenant is unable to conduct its business in a reasonable manner in the undamaged or non-destroyed portion of the Demised Premises, then, if Tenant moves out of the entire Demised Premises until the restoration work has been completed, the rent therefor shall be fully abated.

         (b) if the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable or inaccessible on account of fire or other cause, then the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Demised Premises including access thereto, provided, however, that should Tenant reoccupy a portion of the Demised Premises for the conduct of business during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

         (c) if the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, then within ninety (90) days after such damage or destruction to the Demised Premises, Landlord shall deliver to Tenant a statement prepared by a reputable contractor setting forth such contractor's estimate as to the time required to repair such damage. If the estimated time period exceeds 180 days from the date of such statement, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty
(30) days following receipt of such statement. If Tenant makes such election, the term of this Lease shall expire upon the thirtieth
(30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Demised Premises and surrender same to Landlord in accordance with the provisions of Paragraph 7 hereof. If Tenant shall not have elected to terminate this Lease pursuant to this Section 12.02(c) (or is not entitled to terminate this Lease pursuant to this Paragraph 12) and such repairs are not made by Landlord within two (2) months after the expiration of the period estimated for effecting such repairs, then Tenant may elect to terminate this Lease by giving notice to Landlord not later than sixty (60) days following expiration of the aforesaid restoration period. If tenant makes such election, the term of this Lease shall expire on the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Demised Premises and surrender the same to Landlord in accordance with the provisions of Paragraph 7 hereof.

         12.03 If the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure to restore of more than 25% of the full insurable value of the Building immediately prior to the casualty, then Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. Notwithstanding the foregoing, Landlord may not exercise such option unless it terminates, at the same time, all leases of space in the Building. In such event, this Lease shall terminate on the thirtieth (30th) day after the giving of such notice of termination and the rents payable hereunder shall be apportioned as of the date of such termination with respect to the undamaged portion of the Demised Premises and as of the date of damage with respect to the damaged portion of the Demised Premises (except as to those portions which were reoccupied by Tenant). Within ninety (90) days after such damage or destruction to the Demised Premises, Landlord shall deliver to Tenant a statement prepared by a reputable contractor setting forth such contractor's estimate as to the time required to repair such damage. If the estimated time period exceeds 180 days from the date of such statement or if the remaining unexpired term of the Lease is less than two (2) years, Tenant may elect to terminate this Lease by notice to Landlord not later than sixty (60) days following receipt of such statement. If Tenant makes such election, the term of this Lease shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Demised Premises and surrender same to Landlord in accordance with the provisions of Paragraph 7 hereof. If Tenant shall not have elected to terminate this Lease pursuant to this Section 12.03 (or is not entitled to terminate this Lease pursuant to this Paragraph 12) and such repairs are not made by Landlord within two (2) months after the expiration of the period estimated for effecting such repairs, then Tenant may elect to terminate this Lease by giving notice to Landlord not later than sixty (60) days following expiration of the aforesaid restoration period. If Tenant makes such election, the term of this Lease shall expire on the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Demised Premises and surrender the same to Landlord in accordance with the provisions of Paragraph 7 hereof.

         12.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Paragraph, and the time periods provided to Landlord to complete repairs or restoration shall be extended by the period of any delay beyond the control of Landlord which arises by reason of adjustment of insurance. Notwithstanding the foregoing, Landlord shall be obligated to use all reasonable efforts in order to effectuate an expeditious adjustment with its insurance carrier and to proceed with due diligence in connection with such repair or restoration. Such obligation on Landlord's part shall include the requirement, subject to its lender's consent that Landlord seek a loan in order to finance such repair or restoration based upon its anticipated insurance settlement, if in Landlord's reasonable judgment same would be commercially reasonable.

13. INCREASE IN PREMIUMS. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect to the Property or the Demised Premises or use or occupy the Property or the Demised Premises or conduct or operate Tenant's business in any manner objectionable to insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Demised Premises or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the permitted uses. In case of a breach of this covenant, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and hold Landlord harmless from and against any loss which would have been covered by insurance which shall become void or suspended because of such breach by Tenant, and (b) pay to Landlord any and all increase of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

14. WAIVER OF SUBROGATION. Landlord and Tenant waive, unless said waiver should invalidate any insurance required or permitted hereunder, their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers indemnity from its insurance carrier. Any insurance policy procured by either Tenant or Landlord which does not name the other as a named insured shall, if obtainable at no extra cost, contain an express waiver of any right of subrogation by the insurance company, including but not limited to Tenant's worker's compensation carrier, against Landlord or Tenant, whichever the case may be.

15. EMINENT DOMAIN.

         A. If the whole of the Property, Parking Facilities, or the whole of the Demised Premises shall be taken or condemned for a public or quasi-public use under any law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof by any competent authority, this Lease shall terminate and Rent shall abate for the unexpired portion of the term of this Lease as of the date the right to possession shall vest in the condemning authority.

         B. If part of the Demised Premises or a part of the Parking Facilities shall be acquired or condemned as aforesaid, and such acquisition or condemnation shall render the remaining portion unsuitable for the business of Tenant the term of this Lease shall cease and terminate as provided in Paragraph 15(A) hereof, provided however, that diminution of area shall not in and of itself be conclusive as to whether the portion of the Demised Premises remaining after such acquisition is unsuitable for Tenant's business. If such partial taking is not extensive enough to render the Demised Premises unsuitable for the business of Tenant, this Lease shall continue in full force and effect except that the Annual Rental shall be reduced in the same proportion that the area of the Demised Premises taken bears to the area demised. Subject to the rights of any mortgagee of Landlord's estate, Landlord shall, upon receipt of the net condemnation award, make all necessary repairs or alterations to the Building, Property and Parking Facilities so as to render the portion of the Property not taken a complete architectural unit, but Landlord shall in no event be required to spend for such work an amount in excess of the net amount received by Landlord as damages for the part of the Building, Property and Parking Facilities so taken. "Net amount received by Landlord" shall mean that portion of the condemnation award in excess of any sums required to be paid by Landlord to the holder of any mortgage on the property so condemned, and all expenses and legal fees incurred by Landlord in connection with the condemnation proceeding.

         C. If part of the Building or Parking Facilities, but no part of the Demised Premises, is taken or condemned as aforesaid, and, such partial acquisition or condemnation shall render Landlord unable to comply with its obligations under this Lease, or shall render the Demised Premises unsuitable for the business of Tenant, the term of the Lease shall cease and terminate as provided in Paragraph 15.A. hereof, by Landlord sending notice to such effect to Tenant, whereupon Tenant shall immediately vacate the Demised Premises.

         D. In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Landlord is to receive the full amount of such award, and Tenant hereby expressly waives any right or claim to any part thereof. Although all damages in the event of any condemnation are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or the fee of the Demised Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to Tenant's Property, Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, and equipment, or the loss of Tenant's business or decrease in value thereof.

16. EVENTS OF TENANT'S DEFAULT. Each of the following events shall constitute an Event of Default under this Lease:

         A. If Tenant shall fail to pay Rent within five (5) days of the date of written notice from Landlord that said Rent is past due (provided that Landlord shall not be required to provide said written notice more than two (2) times in any calendar year); or

         B. If Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within thirty (30) days after written notice thereof by Landlord (provided that Tenant shall not be deemed to be in default if the default is of such a nature that it cannot be cured within thirty (30) days and Tenant commences to cure its default within said thirty (30) day period and diligently pursues the cure to completion; or

         C. If a receiver or trustee is appointed to take possession of all or a substantial portion of the assets of Tenant and such receiver or trustee is not dismissed within thirty (30) days; or

         D. If Tenant makes an assignment for the benefit of creditors; or

         E. If any bankruptcy, reorganization, insolvency, creditor adjustment or debt rehabilitation proceedings are instituted by or against Tenant under any state or federal law and the same are not dismissed within thirty (30) days; or

         F. If levy, execution, or attachment proceedings or other process of law are commenced upon, on or against Tenant or a substantial portion of Tenant's assets and the same are not dismissed within thirty (30) days; or

         G. If a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer is applied for by Tenant; or

         H. If Tenant becomes insolvent in the bankruptcy or equity sense; or

         I. Intentionally Omitted.

17. LANDLORD'S REMEDIES.

         A. If Tenant fails to pay Annual Rental, Additional Rent, or any other sum payable to Landlord hereunder within five (5) days of the date when due, Tenant shall pay a late charge in the amount of five percent (5%) of the amount of the delinquent payment plus interest accruing on the unpaid sums from the date such sums are due at a rate equal to the rate of interest paid by Landlord on sums borrowed by Landlord (the "Late Charge"). The Late Charge shall be Additional Rent under the terms of this Lease. In no event however shall any interest or other charge on any delinquent payments exceed the amount allowed to be charged under the usury laws of the State of Florida, it being acknowledged and agreed that any amount in excess of such limitation shall be refunded to Tenant by Landlord by means of a credit against the next installment(s) of Rent coming due hereunder, or if no such Rent payments remain to be paid, then the excess shall be refunded in cash. The Late Charge shall be in addition to, and shall not in any way limit any other rights or remedies available to Landlord under the terms of this Lease or at law and in equity.

         B. Upon the occurrence of an Event of Default, Landlord may, at any time thereafter, and in addition to any other available rights or remedies at law and/or in equity, elect any one or more of the following remedies:

                  (1) Intentionally Omitted.

                  (2) To immediately re-enter the Demised Premises, including Tenant's exclusive Parking Facilities, without accepting surrender of the leasehold estate and remove all persons and all or any property therefrom, with or without summary dispossession proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Demised Premises; together with all additions, alterations and improvements. Upon recovering possession of the Demised Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Demised Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best. Upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and all costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Demised Premises or the making of alterations and/or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Demised Premises or, in the event that the Demised Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord as Tenant's agent to collect the rents due and to become due under all subleases of the Demised Premises or any part thereof without in any way affecting Tenant's obligation to pay any unpaid balance of Rent due or to become due hereunder. Notwithstanding any such reletting without termination,

Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

                  (3) To terminate this Lease and the term hereby created without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken, whereupon Landlord shall be entitled to recover, any and all sums and damages for violation of Tenant's obligations hereunder accrued and unpaid or which have arisen at the time of such termination.

         C. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

         D. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord, in its sole and absolute discretion, shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for in law or in equity.

         E. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

         F. If Tenant defaults under any of the covenants or provisions of this Lease, Landlord, in its sole and absolute discretion and in addition to any other available rights or remedies, may elect to cure Tenant's default in which event any sums advanced and any costs incurred by Landlord in curing such default shall be due and payable by Tenant to Landlord upon demand together with interest thereon from the date the sums are advanced or the costs are incurred until paid to Landlord.

         G. Landlord shall use reasonable efforts to mitigate its damages in the event of any default by Tenant hereunder.

18. LANDLORD'S DEFAULT/TENANT'S REMEDIES. If Landlord shall fail to perform any provision of this Lease or breach any covenant contained on the part of Landlord, Tenant shall give Landlord written notice thereof, and Landlord shall have thirty (30) days after receipt of Tenant's notice to remedy the failure or breach, unless the failure or breach is of such a nature that it may not be cured within thirty (30) days in which event, Landlord shall commence to cure the failure or breach within said thirty (30) day period and diligently pursue the cure to completion. If Landlord fails to cure its default within said thirty
(30) day period, or commence the cure and diligently complete same as applicable, Tenant shall be entitled to remedy Landlord's default and deduct the reasonable cost of doing so from the next payment of Rents then coming due under the Lease. If the default is of such a nature that it may not be remedied by Tenant, Tenant shall be entitled to seek equitable relief in order to compel Landlord's cure of the default. In such event, Tenant shall be entitled to recover its reasonable attorneys' fees and costs in seeking such equitable remedy.

19. QUIET ENJOYMENT. Upon paying the Rent, and upon Tenant's observance and keeping of all the covenants, agreements and conditions of this Lease, Tenant shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord; subject, however, to the terms, exceptions, reservations and conditions of this Lease. Landlord and Tenant agree that this provision shall be deemed a covenant remaining with the Land, which shall bind Landlord's successors and/or assigns.

20. NO WAIVER. The failure of either party to insist in any one or more instances upon the strict performance of any one or more agreements, terms, covenants, conditions, or obligations of this Lease, or to exercise any right, remedy or election therein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such right, remedy or election, with respect to any subsequent breach, act, or omission. The manner of enforcement or the failure of Landlord to enforce any of the covenants, conditions, rules and regulations set forth herein or hereafter adopted, against any tenant in the Building shall not be deemed a waiver of any such covenants, conditions, rules and regulations.

21. SUBORDINATION NON-DISTURBANCE AND ATTORNMENT/ESTOPPEL.

         A. upon written request of Landlord, or any mortgagee or beneficiary of Landlord, Tenant will in writing, subordinate its right hereunder to the interest of any ground lessor of the Land upon which the Demised Premises is situated and to the lien of any mortgage or deed of trust, now or hereafter in force against the Land and Building of which the Demised Premises is a part, and upon any building hereafter placed upon the land of which the Demised Premises is a part and to all advances made or hereafter to be made upon the security thereof; provided, however, that the ground lessor, or the mortgagee or trustee named in said mortgage or trust deed shall agree that Tenant's peaceable possession of the Demised Premises or its rights under this Lease will not be diminished on account thereof.

         B. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deeds of trust, upon any such foreclosure or sale Tenant agrees to recognize such beneficiary or purchaser as the Landlord under this Lease, provided Tenant's right to possession continues unabated and Tenant's rights under this Lease continue undiminished.

         C. Landlord agrees to obtain a Non-Disturbance and Attornment Agreement from its current lender(s) and the ground lessor, if any, and delivery same to Tenant within thirty (30) days from the date hereof and from any future lender within thirty (30) days from obtaining financing from such lender, substantially in accordance with the form attached hereto as Exhibit "H".

         D. Intentionally Omitted.

         E. Within ten business (10) days after written request from Landlord from time to time, Tenant shall execute and deliver to Landlord, or Landlord's designee, a written statement certifying, (i) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (ii) the amount of Annual Rent and the date to which Annual Rent and Additional Rent have been paid in advance; and (iii) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; (iv) the amount of security deposit Landlord is holding, if any, and (v) any options to renew or purchase that Tenant may have.

22. NOTICES. All bills, statements, notices or communications which either party hereto may desire or be required to give to the other shall be given or rendered in writing and either hand delivered to Landlord or Tenant or sent by registered or certified mail or overnight courier, postage prepaid, addressed to Landlord or Tenant at the address set forth on the first page hereof or any other address pursuant to notice given as herein set forth. In addition, if the notice is given to Landlord, copies shall be provided to Tambone Real Estate Development Corporation, 4500 PGA Blvd., Suite 304, Palm Beach Gardens, FL 33418, and John
F. Flanigan, Esquire, Moyle, Flanigan, Katz, et al, 625 N. Flagler Drive, Barnett Centre, 9th Floor, West Palm Beach, FL 33401. Any notices given in accordance with the Lease shall be deemed to be given when the same is hand delivered to the other party, delivered by the overnight courier or upon acceptance or refusal of the certified or registered mail, as the case may be.

23. HOLDING OVER. Should Tenant continue to occupy the Demised Premises after expiration of the term of this Lease or any renewals thereof, such tenancy shall (without limitation on any of Landlord's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rent equal to 150% of the Rent payable for the last month of the term of this Lease.

24. BROKERS. Tenant represents and warrants that it has not employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease other than PREVE LIBERATORE & BARTON ("Broker") whose commission shall be paid by Landlord pursuant to a separate written agreement, and agrees to indemnify and hold Landlord harmless from and against any and all cost or liability for compensation (including, without limitation, reasonable attorneys' fees and costs) claimed by any other broker or agent other than Broker with whom it has dealt or claimed to have been engaged by Tenant.

25. DEFINITIONS OF LANDLORD AND TENANT.

         A. The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships, or individuals, men or women, shall in all cases be assumed as through in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord, except as herein otherwise provided.

         B. The term "Landlord" as used in this Lease shall mean the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except space tenants of Building) to possession of the Building. In the event of voluntary or involuntary transfer of such Ownership or right to a successor in interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefore upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of Landlord hereunder which shall thereafter accrue, provided that such successor in interest agrees to assume and be bound by the terms of this Lease. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of Landlord. In no event shall the liability of Landlord to Tenant hereunder exceed Landlord's interest in the Building. Tenant agrees that no judgment arising from any default of Tenant's agreements under the terms of this Lease or by reason of any willful or negligent act of Landlord and its building manager, and their employees, officers, agents and independent contractors, shall attach against any property of Landlord other than the Building, and in no event shall any such judgment constitute a lien upon any other lands or properties owned by Landlord wheresoever located. Neither shall any such judgment attach or constitute a lien against any property of any principal or partner of the Landlord, or of their heirs, executors, administrators, successors or assigns.

26. PRIOR AGREEMENTS; AMENDMENTS. Neither party hereto has made any representations or promises except as contained herein. No agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

27. CAPTIONS. The captions of the Paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

28. CONSTRUCTION OF LEASE. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

29. CONSTRUCTION LIENS, ETC.

         A. Tenant shall comply with the Construction Lien Law of the State of Florida as set forth in Florida Statutes, Chapter 713. Tenant will not create or permit to be created or remain as a result of any action or work done or contracted for by Tenant, and will discharge, any lien, encumbrance or charge (levied on account of any imposition or any mechanic's, laborer's or materialman's lien) which might be or become a lien, encumbrance or charge upon the Property, the Demised Premises or any part thereof or the income therefrom, whether or not the same shall have any priority or preference over or ranking on a parity with the estate, rights and interest of Landlord in the Property, the Demised Premises or any part thereof, or the income therefrom, and tenant will not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Property, the Demised Premises or any part thereof might be impaired; provided that any mechanic's, laborer's or materialman's lien may be discharged in accordance with Subparagraph B of this Paragraph 29.

         B. If any construction, laborer's or materialman's lien shall at any time be filed against the Building, the Demised Premises or any part thereof as a result of any action or work done on behalf of or contracted for by Tenant, Tenant, within fifteen (15) days after notice of the filing thereof, will cause it to be discharged of record by payment, deposit, bond, order of the court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by transferring same to security, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest costs and allowances. Any amount so paid by Landlord and all costs, expenses, and fees including without limitation attorneys' fees, incurred by Landlord in connection with any mechanic's, laborer's or materialman's lien, whether or to the same has been discharged of record by payment, deposit, bond, order of the court of competent jurisdiction or otherwise, together with interest thereon, at the maximum rate permitted by law, from the respective dates of Landlord's making of the payments and incurring of the costs and expenses, shall constitute Additional Rent payable by Tenant to Landlord upon demand.

         C. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Property, the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Property, the Demised Premises or any part thereof, nor to subject Landlord's estate in the Property to liability under the Construction Lien Law of the

State of Florida in any way, it being expressly understood that Landlord's estate shall not be subject to any such liability.

         D. Notwithstanding any provision to the contrary set forth in this Lease, it is expressly understood and agreed that the interest of the Landlord shall not be subject to liens for improvements made by Tenant in and to the Demised Premises, including the Leasehold Improvements, Tenant shall notify each and every contractor making any such improvements of the provision set forth in the preceding sentence of this Paragraph, and shall require each such contractor to execute an agreement providing that it will look solely to Tenant for payment in connection with improvements and will not file any liens or notices to owner in connection with the improvements. The parties agree to execute, acknowledge and deliver to Landlord without charge a Construction Lien Notice, in recordable form, containing a confirmation that the interest of the Landlord shall not be subject to liens for improvements made by Tenant to the Property or the Demised Premises.

30. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights:

         A. ADJOINING AREAS. The use and reasonable access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair of all walls, windows and doors bounding the Demised Premises (including exterior walls of the Building, core corridor walls and doors and any core corridor entrance) except the inside surface thereof, any terraces or roofs adjacent to the Demised Premises and any space in or adjacent to the Demised Premises used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other facilities are reserved to Landlord. Landlord shall use reasonable efforts to minimize any disruption of Tenant's operations caused by the exercise of Landlord's rights hereunder.

         B. COMMON AREAS AND PARKING FACILITIES. Subject to Tenant's parking rights as set forth in the attached Parking Space Schedule, Landlord shall have the exclusive right to manage the Common Areas and the Parking Facilities.

31. INTENTIONALLY OMITTED.

32. RULES AND REGULATIONS. Tenant covenants and agrees that it shall comply with and observe all nondiscriminatory, uniformly applied reasonable rules and regulations ("Rules and Regulations") which Landlord shall from time to time promulgate for the management and use of the Demised Premises, the Building and the Parking Facilities. Landlord's initial Rules and Regulations are set forth on Exhibit "I" attached hereto and made a part hereof Landlord shall have the right from time to time to reasonably amend or supplement the Rules and Regulations theretofore promulgated.

33. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM, OR SUBSEQUENT PROCEEDING, BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, THE BUILDING OR THE PARKING FACILITIES AND/OR ANY CLAIM OF INJURY OR DAMAGE.

34. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guide lines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

35. NO OPTION. The submission of this Lease to Tenant for examination does not constitute a reservation of or option for the Demised Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by the Landlord and Tenant.

36. FORCE MAJEURE. Notwithstanding anything to the contrary contained herein, neither Landlord nor Tenant shall be deemed in default with respect to any obligation hereunder, if their inability to perform is due to any event of Force Majeure. "Force Majeure" shall mean any and all causes beyond the reasonable control of a party, including, without limitation, governmental restrictions, labor disputes (including strikes, slowdowns and similar labor problems), accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials (for which no substitute is readily available at an economically reasonable price), acts of God, enemy action, civil commotion, fire or other casualty. Force Majeure shall not include the financial condition of a party or its inability to make payments. No party shall be entitled to claim Force Majeure unless it shall have given the other party notice of the cause of such Force Majeure with reasonable promptness after it shall make a good faith determination that it will seek the benefit of Force Majeure.

37. RECORDING. Landlord and Tenant acknowledge and agree that a Memorandum of Lease in form and substance as attached hereto as Exhibit "J" shall be recorded in the Public Records of Palm Beach County, Florida. The Memorandum will be recorded by Landlord within three (3) business days of the closing of the purchase of the Land by Landlord.

38. EXPANSION OPTION. Tenant shall have the right on the fifth (5th) anniversary of the Rental Commencement Date to lease up to an additional Three Thousand Two Hundred Eighty (3,280) square feet, on the first floor of the Building, or such greater amount of square footage which has not been leased by Tenant if Tenant elects to reduce the size of the Demised Premises as set forth in Paragraph 1.B. or if Landlord increases the size of the Building pursuant to Paragraph 47. (The portions of the adjacent square footage on which Tenant shall hold options hereunder and any space leased by Tenant pursuant to Paragraph 39 below, shall be defined herein as the "Additional Space"). Tenant shall only be entitled to lease the Additional Space in increments to be determined by the size of the existing office suites developed in the Additional Space. The per square foot rental rate for the Additional Space will be the rate then being paid by Tenant under this Lease for the Demised Premises with the exception that Landlord shall provide Tenant with an improvement allowance for the Additional Space equal to the then "Fair Market" (as defined in the attached Exhibit "K") for such improvement allowances. If Landlord and Tenant cannot agree on a "Fair market" improvement allowance, the improvement allowance matter will be resolved via arbitration pursuant to the procedure set forth in Exhibit "K". Tenant shall provide Landlord with nine (9) months prior written notice of its election to expand into the Additional Space in accordance with the option granted in this Paragraph 38, failing which, the option shall be deemed waived and of no further force and effect. Upon delivery of possession of the Additional Space to Tenant, Tenant shall have ninety (90) days to construct its leasehold improvements to the Additional Space with Rent to commence for the Additional Space on the earlier of occupancy for the purpose of conducting its business of the Additional Space by Tenant or ninety (90) days from the delivery of possession of the Additional Space to Tenant for its leasehold improvements.

39. PREFERENTIAL RIGHT TO LEASE. Tenant shall have the first right to lease any Additional Space which becomes vacant in the Building (after first being occupied) during the term of the Lease. The per square foot rental rate for any Additional Space under this Paragraph shall be the then prevailing "Fair market" per square foot rental rate, including a "Fair Market" tenant improvement allowance determined in accordance with Exhibit "J". Tenant shall have ten (10) days from receipt of written notice from Landlord that Additional Space is or will become vacant in the Building to exercise its right under this paragraph. Landlord shall give Tenant ninety (90) days prior notice with respect to Additional Space which is to become vacant as a result of the expiration of the stated term of another tenant's lease and use its best efforts to give Tenant as much notice as possible with respect to any unscheduled vacancies. If Tenant exercises its right to lease

Additional Space pursuant to this Paragraph, Tenant shall have sixty (60) days from receipt of "as built" plans for the Additional Space to design any leasehold improvements Tenant desires to make to the Additional Space and ninety
(90) days to construct the leasehold improvements. Rent shall commence for any Additional Space leased under this Paragraph on the earlier of (a) the date of occupancy of all or a portion of the Additional Space by Tenant, (b) completion of construction of the leasehold improvements to the Additional Space as evidenced by a Certificate of occupancy thereof, or (c) ninety (90) days from the delivery of the Additional Space to Tenant for construction of Tenant's leasehold improvements. If Tenant leases any space under this Paragraph the term of the Lease for the Additional Space shall run concurrently and end coterminously with the balance of the term of the Lease for the Demised Premises.

40. RENEWAL OPTIONS. Provided Tenant is not in default in payment of Rent at the time of exercise or at the time of commencement of any of the renewal options referred to herein, Tenant shall have three (3) five (5) year options to extend the Term of the Lease after the expiration of the original Term. To exercise each of the options, Tenant must give Landlord written notice of its intention to exercise the option not less than twelve (12) months prior to the expiration of the original Term of the Lease or the applicable renewal Term. If Tenant fails to give twelve (12) months notice of its intention to exercise the option, and if Landlord has not committed the space to another prospect as evidenced by a signed Letter of Intent for the Demised Premises or a portion thereof, Tenant shall be entitled to elect to exercise the option on or before that day which is nine (9) months prior to the expiration of the original Term of the Lease or the then applicable renewal Term. If Tenant elects to exercise any of its renewal options pursuant to the terms of this Paragraph, the per square foot rental for each renewal Term for the Demised Premises and any Additional Space during each renewal Term shall be the Fair Market per square foot rental rate (including any Fair Market improvement allowance) at the time of the applicable renewal determined in accordance with the provisions of Exhibit III", provided, however, that in no event shall the Rent for the first renewal Term be higher than $25.00 per square foot, plus any Excess Operating Expenses to be paid by Tenant as Additional Rent pursuant to Paragraph 5. If Tenant fails to give notice as required herein of its exercise of any renewal option, then such option and all subsequent options shall terminate and be of no further force and effect.

41. STORAGE SPACE. Tenant shall be granted the use of three thousand (3,000) square feet of storage space in the Building at no additional Rent, if, through collaboration with Tenant's architect, Landlord is able to design such space into the Building at no additional construction cost.

42. SIGNAGE. Tenant shall have the exclusive right to display its sign and logoon the Building in the following locations:

         A. On two (2) sides of the Building on the top of the Building attached to the stucco parapet wall as shown on the Building Plans and Specifications;

         B. Above the entry of Tenant's exclusive lobby on the first floor of the Building;

         C. On the ground mounted monument signage to be located at the entrance to the Property.

43. SATELLITE DISH. Tenant shall have the right, at its own expense, but at no additional charge from Landlord, to install a satellite dish and/or antenna on the roof subject to Tenant obtaining any and all required governmental approvals of the installation. The cost of any required screening of the roof mounted equipment shall be included in the cost to be paid by Tenant for the roof mounted equipment. Tenant shall not install any equipment on the roof which will overburden the building structure or require any additional structural expense in construction of the Building. Landlord shall cooperate fully with Tenant in obtaining all required approvals of the satellite dish and/or antenna. Landlord shall not install any other satellite dish or antenna on the roof which would interfere with Tenant's signals or reception.

44. OPTION TO PURCHASE. Tenant shall have the option to purchase the Building at any time from the date of execution of the Lease, through that date which is one
(1) year from the issuance of the Certificate of occupancy for the Building. If Tenant exercises its option to purchase, the purchase price shall be Thirteen million one Hundred Fifteen Thousand Ten and 00/100 ($13,115,010) (based on the gross square footage of the Building of 95,280 square feet at $137.65/gross square foot. If the gross square footage of the Building is increased as set forth in Paragraph 47, the purchase price shall be increased accordingly). If Landlord has applied for or closed permanent financing prior to Tenant exercising its option to purchase the Building, Tenant shall pay, in addition to the purchase price, any and all costs and expenses incurred by Landlord in connection with the permanent financing (but not the construction loan financing the costs of which shall be borne solely by Landlord) including, without limitation, documentary stamps, intangible taxes, title insurance costs, recording costs, prepayment penalties, assumption fees, loan application fees, and commitment fees. If Tenant elects to exercise its option, it shall execute and deliver to Landlord a Contract containing the terms set forth herein and those customarily contained in contracts for the sale of similar commercial real estate in Palm Beach County Florida which are not inconsistent with the terms hereof including the obligation of Landlord to pay for the cost of the documentary stamps on the deed and the title insurance premium. Tenant shall deliver a cash deposit of $100,000.00 along with such Contract. Closing shall occur not less than thirty (30) days and no more than one hundred twenty (120) days from the date of full execution of the Contract, but in no event prior to issuance of a Certificate of occupancy for the Demised Premises. Any sale contemplated hereby, shall be all cash to Landlord. Landlord agrees to notify Tenant of any and all potential costs to be incurred by Tenant as a result of Landlord obtaining permanent financing prior to Landlord attempting to obtain permanent financing on the Building and shall provide Tenant with copies of the executed loan documents within a reasonable period of time after closing such permanent financing.

45. RIGHT OF FIRST REFUSAL TO PURCHASE THE BUILDING. If the Landlord shall determine at any time during the term of the Lease to sell the Building and if Landlord receives a bonafide offer to purchase from a third party, which Landlord desires to accept, Landlord shall give Tenant ten (10) business days to exercise its right of the first refusal to purchase the Building on the same terms and conditions as set forth in the bonafide third party offer. If Tenant elects to exercise the right of first refusal to purchase the Building, the purchase shall be closed in accordance with the provisions of the bonafide third party offer. A sale of the Building shall include any transfer (whether in a single or a series of transactions) of a majority of the interests in Landlord.

46. NON-COMPETE. Landlord shall not lease, or allow any assignment or sublease to, or sell any premises within the Building or the Property to any competitor of Tenant, provided Tenant has not exercised its right to assign or sublet the Demised Premises to an unaffiliated third party or vacated the Building.

47. EXPANSION OF BUILDING. Landlord and Tenant agree that Landlord and Tenant shall use their best good faith efforts to design Tenants Leasehold Improvements to allow for the expansion of the two (2) story portion of the Building up to a maximum of 1,390 additional square feet on the first and second floors in the area marked as the "Proposed Building Expansion on Exhibit "C". If Landlord is successful in completing the Proposed Building Expansion, any square footage located in the Proposed Building

Expansion shall be added to (a) in the Additional Space as defined in paragraph 38, (b) the total square footage of the Building and (c) the total square footage permitted to be contained in the Building and Adjacent Buildings.

48. DIVISION OF PROPERTY. Landlord and Tenant acknowledge and agree that the Building and the Land upon which the Building is located, cannot be replatted to subdivide the Building and the portion of the Land on which the Building is located from the entire tract which comprises the Land. Accordingly, Landlord and Tenant agree that should Tenant elect to exercise its option to purchase the Building under Paragraph 44 or its right of first refusal under Paragraph 45, then Landlord and Tenant shall cooperate with one another using their best efforts to obtain an exemption from the platting requirement to enable the subdivision of the Land. Landlord and Tenant agree to execute such cross easement agreements and other agreements as may be reasonably necessary to accomplish the subdivision of the Land. If an exemption cannot be obtained, then the Building, Adjacent Buildings and Land shall be submitted to a commercial condominium form of ownership and the Building shall be designated as a separate unit from the Adjacent Buildings. The Land and Parking Facilities, landscaping, access roads and signage shall be designated as Common Areas to be maintained by the owners of the Building and Adjacent Buildings sharing the cost on a prorata basis. Prior to closing any purchase contemplated in Paragraph 44 and 45, Landlord and Tenant agree to execute any and all documentation necessary in order to complete the subdivision of the Land or conversion to the commercial condominium form of ownership in the event such conversion is necessitated by Tenant's election of any of the options set forth herein.

49. LANDLORD'S REPRESENTATIONS. Landlord represents and warrants to Tenant (a) Landlord has entered into a contact to acquire the Land from its present owner;
(b) Landlord shall close on the purchase of the Land on or before May 1, 1995;
(c) Landlord will provide Tenant with copies of any notice of default which Landlord may receive from the seller and with a copy of the executed deed of conveyance within three (3) business days of the closing of the purchase of the Land; (d) Landlord shall cause the Land, Buildings, Adjacent Buildings and Parking Facilities to be developed substantially as set forth on the Site Plan and shall complete the development of the Adjacent Buildings in such a fashion so as to not interfere with the use by Tenant of the Building and Parking Facilities. Landlord shall not make any material changes to the Site Plan without the prior written consent of Tenant, which shall not be unreasonably withheld or delayed. Landlord further covenants, represents and warrants that prior to the Rental Commencement Date (i) title to the Land, including any beneficial interest therein or any interest in this Lease, shall not be sold, transferred or conveyed by Landlord without Tenant's prior written consent, which consent may be withheld in Tenant's sole discretion and (ii) Landlord's obligations to construct the Building pursuant to the terms of this Lease shall not be delegated to or undertaken by any third party other than Catalfumo Construction, Inc. Notwithstanding the foregoing, Landlord shall be permitted to convey the Land to an entity in which Daniel S. Catalfumo and Richard Tambone collectively own directly or indirectly a majority or controlling interest provided that reasonably acceptable evidence of such ownership is furnished to Tenant together with properly executed copies of the recorded deed of conveyance and written agreement whereby this Lease is assigned to and assumed by such entity.

50. SECURITY. If Landlord elects to provide security guard service for the Building or Property or any other property owned by Landlord and located within the Northcorp project, Landlord shall employ The Wackenhut Corporation Security Guard Services for such services. Regardless of whether or not Landlord elects to provide security guard services to the Property, Tenant shall, at its own cost and expense, be entitled to do so using its own forces, provided that Tenant's security guard services shall not unreasonably interfere with the use of the Adjacent Buildings and Parking Facilities by the Tenants of the Adjacent Buildings.

51. ENVIRONMENTAL MATTERS.

         A. STATUS OF PROPERTY. Landlord represents and warrants that any handling, transportation, storage, treatment or usage of hazardous or toxic substances (as defined by any applicable government authority and hereinafter being referred to as "Hazardous Materials") that has occurred or will occur on the Property (except for any of such activities which may be undertaken by Tenant or its agents or invitees) shall be in compliance with all applicable federal, state and local laws, regulations and ordinances. Landlord further represents and warrants that no leak, spill, discharge, emission or disposal of Hazardous materials has occurred on the Property and that the soil, groundwater, soil vapor on or under the Property are free of Hazardous materials as of the date hereof.

         B. INDEMNIFICATION BY LANDLORD. Landlord agrees to indemnify, defend and hold Tenant and its officers, partners, directors, shareholders, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including fees and expenses of any attorneys, consultants and experts which arise during or after the Term or any renewal term, or in connection with the presence or suspected presence of Hazardous materials in the soil, groundwater, or soil vapor on or under the Property, unless such Hazardous materials are present solely as the result of the acts of Tenant, its officers, employees, invitees, or agents. Without limiting the generality of the foregoing, this indemnification shall survive the expiration of this Lease and does specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of suspected presence of Hazardous Materials in the soil, groundwater, or soil vapor on or under the Property, unless the Hazardous materials are present solely as the result of the acts of Tenant, its officers, agents, invitees, or employees. Without limiting the generality of the foregoing, this indemnification shall also specifically cover costs in connection with: (a) soil, ground water or soil vapor on or under the Property before the date hereof; or (b) Hazardous Materials that migrate, flow percolate, diffuse or in any way move onto or under the Property after the date hereof; or (c) Hazardous Materials present on or under the Property as a result of any discharge, dumping, spilling (accidental or otherwise) onto the Property during or after the Term or any renewal term by any person or entity other than Tenant, its officers, employees, invitees and agents.

52. COMPLIANCE WITH LAWS AND PROCEDURES

         A. COMPLIANCE. Tenant at its sole cost, will promptly comply with all applicable governmental or quasi governmental laws, guidelines, rules, regulations and requirements, whether of federal, state, or local origin, applicable to the Premises, including, but not limited to, the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq. (the "Legal Requirements") arising from or pertaining to the use or occupancy of the Premises. Notwithstanding the foregoing, the following are applicable: (i) Landlord as opposed to Tenant shall be responsible for insuring that the following elements of the Building comply with the Legal Requirements; structural elements; Common Areas; and mechanical, electrical and plumbing elements common to the entire Building (not including, for example, plumbing and electrical fixtures and fittings located in the Premises); (ii) Landlord's obligations with respect to Hazardous Materials is set forth in Paragraph 51 above.

         Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the requirements of the ADA within the Premises. Any

Alterations to the Premises made by or on behalf of Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA. Notwithstanding the foregoing, Landlord as opposed to Tenant shall be responsible for non-compliance with Legal Requirements of any work performed by Tenant's contractor to the extent the Building and Demised Premises are deficient in terms of the Legal Requirements as the same exists on the date the Building and Demised Premises are delivered to Tenant's contractor.

53. NO RIGHT TO USE THE NAME "WACKENHUT".

         Notwithstanding anything to the contrary contained herein, the right to use the name, "Wackenhut" alone, or in combination with any other words, such as, for example, "The Wackenhut Center" or "The Wackenhut Headquarters" or any similar combinations, together with the right to any trademarks, service marks, or logos of Tenant, its affiliates or subsidiaries, whether now or hereafter created or existing shall belong solely and exclusively to Tenant and Landlord hereby expressly disclaims any right, title or interest therein or thereto. No permission, express or implied, is granted to Landlord by Tenant to use the same in any print or media advertisements or notices without the express prior written consent of Tenant, which consent Tenant may withhold in its sole and absolute discretion. Upon the termination of this Lease for any reason or in the event of any assignment or sublease by Tenant, Tenant shall have the right to remove its signage from the exterior and interior of the Building and the Property at its expense. This provision shall expressly survive the termination or cancellation of this Lease and may be enforced by injunctive relief in addition to any other remedies available at law or in equity to Tenant.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first aforesaid.

Signed, sealed and delivered                LANDLORD:
in the presence of:



-------------------------------------       ------------------------------------
                                            DANIEL S. CATALFUMO, as
-------------------------------------       Trustee under F.S. 689.071

                                            TENANT:

                                            THE WACKENHUT CORPORATION



-------------------------------------
                                            By:
-------------------------------------           --------------------------------
                                                Senior Vice-President